Exhibit 99.1

LNB Bancorp, Inc. Reports First Quarter 2011 Results

  First quarter net income of $1,130,000
  Portfolio loans increase 2.3% from one year ago
  Non-performing loans decline 9.6% from year-end 2010

LORAIN, Ohio--(BUSINESS WIRE)--April 27, 2011--LNB Bancorp, Inc. (NASDAQ: LNBB) today reported net income for the three months ended March 31, 2011 of $1,130,000.

“The solid profitability in the first quarter of 2011 continues to demonstrate the Company’s core business strength,” said Daniel E. Klimas, president and chief executive officer of LNB Bancorp, Inc., who pointed to healthy increases in both portfolio loans and total deposits and solid core performances in fee income generation.

“All of this points to the fact that our business strategy is working in the face of continued economic challenges,” said Klimas. “We continue to aggressively manage our credit portfolio and focus on building revenue.”

Net income available to common shareholders for the three months ended March 31, 2011 was $811,000, or $0.10 per diluted share, compared to net income of $1,012,000, or $0.14 per diluted share reported for the same period a year ago. For the fourth quarter of 2010, the Company reported a net loss of $258,000, or $0.03 per diluted share.

Key Performance Measures

Net interest income on a fully tax equivalent basis for the first quarter of 2011 was $9,739,000, compared to $9,904,000 for the first quarter a year ago. The continued lower interest rate environment reduced the yield on the Company’s investment portfolio, which negatively affects the net interest margin. The first quarter 2011 net interest margin on a fully tax-equivalent basis was 3.63 percent, down slightly from 3.69 percent one year ago, but improved from 3.59 percent at the end of the fourth quarter 2010.

The provision for loan losses for the quarter ended March 31, 2011 totaled $2,100,000, essentially flat from $2,109,000 for the first quarter of 2010 and notably down from $3,931,000 in the fourth quarter of 2010.

Noninterest income which is traditionally weak in the first quarter totaled $3,071,000 compared to $2,651,000 for the first quarter of 2010. While the first quarter of 2011 included a gain on the sale of securities totaling $412,000, other fees which include ATM fees and merchant/debit card fees showed improvement year over year. Trust income, gain on the sale of mortgage loans and service charges on deposits were down from a year ago, the latter being negatively impacted by new federal regulations regarding certain bank overdraft fees and charges.

Noninterest expense was $9,189,000 for the first quarter of 2011, compared to $8,693,000 for the first quarter of 2010. The increase was driven by a $509,000 increase in other real estate owned expenses which primarily resulted from the further write-down in the valuation of properties obtained through loan foreclosure proceedings given the current residential and commercial real estate markets, along with higher legal and loan expenses associated with resolving problems loans. Excluding these costs, other noninterest expenses declined from the same period one year ago.

Portfolio loans at the end of the first quarter of 2011 totaled $810,629,000, a 2.28 percent increase from the $792,585,000 at the end of the first quarter a year ago. Total assets for the first quarter of 2011 ended at $1,175,378,000 up from $1,158,763,000 at the end of the first quarter of 2010. Total deposits were $1,001,099,000, up 2.25 percent from $979,052,000 at the end of the first quarter of 2010.

At March 31, 2011 the Company’s non-performing loans totaled $37,808,000, or 4.66 percent of total loans, an improvement from $41,830,000, or 5.15 percent, at December 31, 2010. The allowance for possible loan losses was $17,315,000 at March 31, 2011 compared to $16,136,000 at December 31, 2010 equaling 2.14 percent of total loans compared 1.99 percent at December 31, 2010.

The Company’s net charge-offs decreased to $921,000 in the first quarter of 2011 compared to $1,718,000 a year ago and $4,992,000 for the fourth quarter of 2010. Net charge-offs to average loans for the quarter ending March 31, 2011 was 0.46 percent, compared to 0.88 percent one year ago and 2.48 percent at December 31, 2010.

About LNB Bancorp, Inc.

LNB Bancorp, Inc. is a $1.2 billion bank holding company. Its major subsidiary, The Lorain National Bank, is a full-service commercial bank, specializing in commercial, personal banking services, residential mortgage lending and investment and trust services. The Lorain National Bank and Morgan Bank serve customers through 20 retail-banking locations and 30 ATMs in Lorain, Erie, Cuyahoga and Summit counties. North Coast Community Development Corporation is a wholly owned subsidiary of The Lorain National Bank. For more information about LNB Bancorp, Inc., and its related products and services or to view its filings with the Securities and Exchange Commission, visit us at http://www.4lnb.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the "Safe Harbor" provisions of the Private Securities Litigation Reform Act of 1995. Terms such as "will," "should," "plan," "intend," "expect," "continue," "believe," "anticipate" and "seek," as well as similar comments, are forward-looking in nature. Actual results and events may differ materially from those expressed or anticipated as a result of risks and uncertainties which include but are not limited to:

  asset price deterioration, which has had and may continue to have a negative effect on the valuation of certain asset categories represented on the Company's balance sheet;
  general economic conditions, either nationally or regionally (especially in northeastern Ohio), becoming less favorable than expected resulting in, among other things, further deterioration in credit quality of assets;
  increases in interest rates or further weakening economic conditions that could constrain borrowers' ability to repay outstanding loans or diminish the value of the collateral securing those loans;
  significant increases in competitive pressure in the banking and financial services industries;
  changes in the interest rate environment which could reduce anticipated or actual margins;
  changes in political conditions or the legislative or regulatory environment, including new or heightened legal standards and regulatory requirements, practices or expectations, which may impede profitability or affect the Company's financial condition (such as, for example, the Dodd-Frank Wall Street reform and Consumer Protection Act and rules and regulations that may be promulgated under the Act);
  persisting volatility and limited credit availability in the financial markets, particularly if limitations on the Company's ability to raise funding to the extent required by banking regulators or otherwise; initiatives undertaken by the U.S. government do not have the intended effect on the financial markets;
  limitations on the Company's ability to return capital to shareholders and dilution of the Company's common shares that may result from the terms of the Capital Purchase Program ("CPP"), pursuant to which the Company issued securities to the United States Department of the Treasury (the "U.S. Treasury");
  limitations on the Company's ability to pay dividends;
  adverse effects on the Company's ability to engage in routine funding transactions as a result of the actions and commercial soundness of other financial institutions;
  increases in deposit insurance premiums or assessments imposed on the Company by the FDIC;
  difficulty attracting and/or retaining key executives and/or relationship managers at compensation levels necessary to maintain a competitive market position;
  changes occurring in business conditions and inflation;
  changes in technology;
  changes in trade, monetary, fiscal and tax policies;
  changes in the securities markets, in particular, continued disruption in the fixed income markets and adverse capital market conditions;
  continued disruption in the housing markets and related conditions in the financial markets; and
  changes in general economic conditions and competition in the geographic and business areas in which the Company conducts its operations, particularly in light of the recent consolidation of competing financial institutions; as well as the risks and uncertainties described from time to time in the Company's reports as filed with the Securities and Exchange Commission.

CONSOLIDATED BALANCE SHEETS

	At March 31, 2011	At December 31, 2010
	(unaudited)
	(Dollars in thousands except share amounts)
ASSETS
Cash and due from Banks	$19,243	$17,370
Federal funds sold and short-term investments	45,150	30,850
Cash and cash equivalents	64,393	48,220
Interest-bearing deposits in other banks	348	348
Securities:
Available for sale, at fair value	235,563	221,725
Total Securities	235,563	221,725
Restricted stock	5,741	5,741
Loans held for sale	5,261	5,105
Loans:
Portfolio loans	810,629	812,579
Allowance for loan losses	(17,315)	(16,136)
Net loans	793,314	796,443
Bank premises and equipment, net	9,353	9,645
Other real estate owned	3,348	3,119
Bank owned life insurance	17,320	17,146
Goodwill, net	21,582	21,582
Intangible assets, net	835	869
Accrued interest receivable	3,788	3,519
Other assets	14,532	19,075
Total Assets	$1,175,378	$1,152,537

LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits
Demand and other noninterest-bearing	$119,704	$115,476
Savings, money market and interest-bearing demand	348,412	318,434
Certificates of deposit	532,983	544,616
Total deposits	1,001,099	978,526
Short-term borrowings	580	932
Federal Home Loan Bank advances	42,500	42,501
Junior subordinated debentures	16,238	16,238
Accrued interest payable	1,450	1,434
Accrued taxes, expenses and other liabilities	3,463	3,442
Total Liabilities	1,065,330	1,043,073
Shareholders' Equity
Preferred stock, Series A Voting, no par value, authorized 150,000 shares at March 31, 2011 and December 31, 2010.	-	-
Fixed rate cumulative preferred stock, Series B, no par value, $1,000 liquidation value, 25,233 shares authorized and issued at March 31, 2011 and December 31, 2010.	25,223	25,223
Discount on Series B preferred stock	(112)	(116)
Warrant to purchase common stock	146	146
Common stock, par value $1 per share, authorized 15,000,000 shares, issued shares 8,212,943 at March 31, 2011 and 8,172,943 at December 31, 2010.	8,213	8,173
Additional paid-in capital	39,459	39,455
Retained earnings	41,400	40,668
Accumulated other comprehensive income	1,812	2,007
Treasury shares at cost, 328,194 shares at March 31, 2011 and at December 31, 2010	(6,092)	(6,092)
Total Shareholders' Equity	110,049	109,464
Total Liabilities and Shareholders' Equity	$1,175,378	$1,152,537

Consolidated Statements of Income (unaudited)

	Three Months Ended March 31,
	2011	2010
	(Dollars in thousands except share and per share amounts)
Interest Income
Loans	$10,516	$10,792
Securities:
U.S. Government agencies and corporations	1,477	2,136
State and political subdivisions	256	246
Trading securities	-	49
Other debt and equity securities	72	61
Federal funds sold and short-term investments	14	9
Total interest income	12,335	13,293

Interest Expense
Deposits	2,283	2,980
Federal Home Loan Bank advances	266	318
Short-term borrowings	1	1
Junior subordinated debenture	171	215
Total interest expense	2,721	3,514
Net Interest Income	9,614	9,779
Provision for Loan Losses	2,100	2,109
Net interest income after provision for loan losses	7,514	7,670

Noninterest Income
Investment and trust services	403	445
Deposit service charges	916	939
Other service charges and fees	906	794
Income from bank owned life insurance	174	171
Other income	79	93
Total fees and other income	2,478	2,442
Securities gains, net	412	38
Gains on sale of loans	179	192
Gain (loss) on sale of other assets, net	2	(21)
Total noninterest income	3,071	2,651

Noninterest Expense
Salaries and employee benefits	4,091	3,918
Furniture and equipment	680	933
Net occupancy	612	615
Outside services	486	553
Marketing and public relations	271	246
Supplies, postage and freight	272	342
Telecommunications	215	212
Ohio Franchise tax	298	281
FDIC assessments	574	528
Other real estate owned	590	81
Electronic banking expenses	209	184
Loan and collection expense	442	323
Other expense	449	477
Total noninterest expense	9,189	8,693
Income before income tax expense	1,396	1,628
Income tax expense	266	297
Net Income	$1,130	$1,331
Dividends and accretion on preferred stock	319	319
Net Income Available to Common Shareholders	$811	$1,012

Net Income Per Common Share
Basic	$0.10	$0.14
Diluted	0.10	0.14
Dividends declared	0.01	0.01
Average Common Shares Outstanding
Basic	7,871,416	7,322,662
Diluted	7,871,432	7,322,662

LNB Bancorp, Inc.
Supplemental Financial Information
(Unaudited - Dollars in thousands except Share and Per Share Data)

	Three Months Ended
	March 31,	March 31,	December 31,
END OF PERIOD BALANCES	2011	2010	2010
Cash and Cash Equivalents	$64,393	$54,367	$48,220
Securities and interest-bearing deposits	235,911	248,471	222,073
Restricted stock	5,741	4,985	5,741
Loans held for sale	5,261	3,691	5,105
Portfolio loans	810,629	792,585	812,579
Allowance for loan losses	17,315	19,183	16,136
Net loans	793,314	773,402	796,443
Other assets	70,758	73,847	74,955
Total assets	$1,175,378	$1,158,763	$1,152,537
Total deposits	1,001,099	979,052	978,526
Other borrowings	59,318	64,713	59,671
Other liabilities	4,913	9,617	4,876
Total liabilities	1,065,330	1,053,382	1,043,073
Total shareholders' equity	110,049	105,381	109,464
Total liabilities and shareholders' equity	$1,175,378	$1,158,763	$1,152,537

AVERAGE BALANCES
Assets:
Total assets	$1,160,851	$1,160,455	$1,160,122
Earning assets	1,089,080	1,088,093	1,091,067
Securities	229,733	256,310	234,613
Portfolio loans	816,035	796,040	799,367
Liabilities and shareholders' equity:
Total deposits	$986,458	$979,643	$984,182
Interest bearing deposits	870,396	868,392	871,372
Interest bearing liabilities	930,122	934,908	932,047
Total shareholders' equity	110,078	105,026	110,697

INCOME STATEMENT
Total Interest Income	$12,335	$13,293	$12,641
Total Interest Expense	2,721	3,514	2,881
Net interest income	9,614	9,779	9,760
Provision for loan losses	2,100	2,109	3,931
Other income	2,478	2,442	2,525
Net gain on sale of assets	593	209	661
Noninterest expense	9,189	8,693	9,150
Income (loss) before income taxes	1,396	1,628	(135)
Income tax expense (benefit)	266	297	(196)
Net income	1,130	1,331	61
Preferred stock dividend and accretion	319	319	319
Net income (loss) available to common shareholders	$811	$1,012	$(258)
Common cash dividend declared and paid	$79	$74	$78

Net interest income-FTE (1)	$9,739	$9,904	$9,886

PER SHARE DATA
Basic net income (loss) per common share	$0.10	$0.14	$(0.03)
Diluted net income (loss) per common share	0.10	0.14	(0.03)
Cash dividends per common share	0.01	0.01	0.01
Book value per common shares outstanding	10.77	10.90	10.75
Period-end common share market value	5.69	4.45	4.97
Book value as a percent of market value	189%	245%	216%
Basic average common shares outstanding	7,871,416	7,322,662	7,838,228
Diluted average common shares outstanding	7,871,432	7,322,662	7,838,228
Common shares outstanding	7,884,749	7,363,161	7,844,749

KEY RATIOS
Return on average assets (2)	0.39%	0.47%	0.02%
Return on average common equity (2)	4.16%	5.14%	0.22%
Efficiency ratio	71.73%	69.24%	70.00%
Noninterest expense to average assets (2)	3.21%	3.04%	3.13%
Average equity to average assets	9.48%	9.05%	9.54%
Net interest margin	3.58%	3.64%	3.55%
Net interest margin (FTE) (1)	3.63%	3.69%	3.59%
Common stock dividend payout ratio	9.71%	7.24%	-30.38%
Common stock market capitalization	$44,864	$32,766	$38,988

ASSET QUALITY
Allowance for Loan Losses
Allowance for loan losses, beginning of period	$16,136	$18,792	$17,197
Provision for loan losses	2,100	2,109	3,931
Charge-offs	1,112	1,851	5,127
Recoveries	191	133	135
Net charge-offs	921	1,718	4,992
Allowance for loan losses, end of period	$17,315	$19,183	$16,136

CAPITAL & LIQUIDITY
Period-end tangible common equity to assets*	5.40%	5.06%	5.46%
Average equity to assets	9.48%	9.05%	9.54%
Average equity to loans	13.49%	13.19%	13.85%
Average loans to deposits	82.72%	81.26%	81.22%

Nonperforming Assets
Nonperforming loans	$37,808	$42,907	$41,830
Other real estate owned	3,348	1,467	3,119
Total nonperforming assets	$41,156	$44,374	$44,949

Ratios
Total nonperforming loans to total loans	4.66%	5.41%	5.15%
Total nonperforming assets to total assets	3.50%	3.83%	3.90%
Net charge-offs to average loans (2)	0.46%	0.88%	2.48%
Provision for loan losses to average loans (2)	1.04%	1.07%	1.95%
Allowance for loan losses to portfolio loans	2.14%	2.42%	1.99%
Allowance to nonperforming loans	45.80%	44.71%	38.58%
Allowance to nonperforming assets	42.07%	43.23%	35.90%

(1) FTE -- fully tax equivalent at 34% tax rate
(2) Annualized
* Tangible common equity ratio and tangible book value per share are non-GAAP measures.

CONTACT:
For LNB Bancorp, Inc.
W. John Fuller, 216-978-7643